Exhibit 17(c)

STATEMENT OF ADDITIONAL INFORMATION

Merrill Lynch Series Fund, Inc. P.O. Box 9011, Princeton, New Jersey 08543-9011 • Phone No. (609) 282-2800

Merrill Lynch Series Fund, Inc. (the “Fund”) is an open-end management investment company which has a wide range of investment objectives among its nine separate Portfolios: Balanced Capital Strategy Portfolio, Core Bond Strategy Portfolio, Fundamental Growth Strategy Portfolio, Global Allocation Strategy Portfolio, High Yield Portfolio, Intermediate Government Bond Portfolio, Large Cap Core Strategy Portfolio, Money Reserve Portfolio and Natural Resources Portfolio. Each Portfolio is in effect a separate fund issuing its own shares.

The shares of the Portfolios are sold only to separate accounts of the Merrill Lynch Insurance Companies, as defined below, and Monarch Life Insurance Company’s Variable Account A (collectively, the “Accounts”) to fund benefits under variable life insurance policies (the “Policies”) issued by Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York, indirect wholly owned subsidiaries of Merrill Lynch & Co., Inc. (collectively, the “Merrill Lynch Insurance Companies”), and Monarch Life Insurance Company (“Monarch” and, together with the Merrill Lynch Insurance Companies, the “Insurance Companies”). The investment adviser of the Fund, Merrill Lynch Investment Managers, L.P. (the “Investment Adviser”), is also a wholly owned subsidiary of Merrill Lynch & Co., Inc. The Accounts invest in shares of the Fund in accordance with allocation instructions received from Policyowners. Such allocation rights are further described in the accompanying Prospectus for the Policies. The Insurance Companies redeem shares to the extent necessary to provide benefits under the Policies.

This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund (the “Prospectus”) dated May 1, 2003 which has been filed with the Securities and Exchange Commission (the “SEC”) and can be obtained, without charge, by calling (800) MER-FUND or by writing the Fund at the above address. Copies of the Prospectus can be obtained by calling or by writing to the Fund at the above address. The Prospectus is incorporated by reference into the Statement of Additional Information and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

Merrill Lynch Investment Managers — Investment Adviser FAM Distributors, Inc. — Distributor

The date of this Statement of Additional Information is May 1, 2003.

MATURITY OF FIXED INCOME INVESTMENTS

Certain Portfolios that invest in fixed income securities have limits on the maturity of each fixed income investment or on the average maturity of the portfolio. For purposes of applying these limits, each Portfolio will consider a fixed income security’s maturity to be its stated maturity (the date the issuer is scheduled to make its final payment of principal), except that

•	for a security with an unconditional put entitling a Portfolio to receive the security’s approximate amortized cost, the maturity will be considered to be the next put date;

•	for mortgage-backed and other amortizing securities, the maturity will be considered to be the average life remaining (the length of time it is expected to take to retire half of the remaining principal through amortizing payments) based on prepayment assumptions that the Investment Adviser believes to be reasonable;
•	for a variable or floating rate investment grade security that the Investment Adviser believes will have a market value approximating amortized cost on the next interest reset date, the maturity will be considered to be the next reset date; and
•	for a Portfolio that operates under SEC rules that specifically define the maturity of a security, the maturity of a security will be the maturity determined in a manner consistent with the SEC rules.

INVESTMENT RESTRICTIONS

The Fund has adopted the following fundamental and non-fundamental restrictions and policies relating to the investment of the assets of the Portfolios and their activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the outstanding voting shares of each Portfolio affected (which for this purpose and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares of the affected Portfolio are represented or (ii) more than 50% of the outstanding shares of the affected Portfolio). The non-fundamental policies set forth below may be changed by vote of a majority of the Fund’s Board of Directors at any time.

Restrictions Applicable to Each Portfolio (Except the Money Reserve Portfolio)

Each Portfolio (except the Money Reserve Portfolio) has adopted investment restrictions numbered 1 through 9 as fundamental policies. Each Portfolio (except the Money Reserve Portfolio) may not:

(1) Except with respect to the Natural Resources, Balanced Capital Strategy and Global Allocation Strategy Portfolios, make any investment inconsistent with the Portfolio’s classification as a diversified company under the Investment Company Act.

(2) Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

(3) Make investments for the purpose of exercising control or management.

(4) Purchase or sell real estate, except that a Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(5) Purchase or sell commodities or contracts on commodities, except to the extent that a Portfolio may do so in accordance with applicable law and the Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(6) Make loans to other persons, except that the acquisition of bonds, debentures, or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Portfolio may lend its portfolio securities,

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provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund’s Prospectus and this Statement of Additional Information, as they may be amended from time to time.

(7) Borrow money, except that (i) a Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Portfolio may borrow up to an additional 5% of its assets for temporary purposes, (iii) a Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Portfolio may purchase securities on margin to the extent permitted by applicable law. A Portfolio may not pledge its assets other than to secure such borrowings or, to the extent permitted by a Portfolio’s investment policies as set forth in the Prospectus and the Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

(8) Issue senior securities to the extent such issuance would violate applicable law.

(9) Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.

Each Portfolio (except the Money Reserve Portfolio) has adopted investment restrictions numbered (a) through (f) as non-fundamental policies. Under the non-fundamental investment restrictions, each Portfolio (except the Money Reserve Portfolio) may not:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law.

(b) Make short sales of securities or maintain a short position, except that the Balanced Capital Strategy and Core Bond Strategy Portfolio may make short sales of securities, the Global Allocation Strategy and Natural Resources Portfolios may maintain short positions in forward currency contracts, options, futures contracts and options on futures contracts, and the Global Allocation Strategy Portfolio may make short sales “against the box”, including short sales that are covered by securities immediately convertible or exchangeable into the security that is being sold short.

(c) Purchase any securities on margin, except that a Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and the Balanced Capital Strategy, Natural Resources and Global Allocation Strategy Portfolios may purchase securities on margin to the extent permitted by applicable law.

(d) Except with respect to the Large Cap Core Strategy Portfolio, the High Yield Portfolio, the Natural Resources Portfolio, the Global Allocation Strategy Portfolio and the Balanced Capital Strategy Portfolio, invest in equity securities of foreign issuers if at the time of acquisition more than 10% of its total assets, taken at market value at the time of the investment, would be invested in such securities; provided, however, that up to 25% of the total assets of such Portfolio may be invested in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on the New York Stock Exchange. For Fundamental Growth Strategy Portfolio, the restriction on foreign securities does not include ADRs. (As a matter of operating policy, however the Balanced Capital Strategy Portfolio will not invest in the securities of foreign issuers if at the time of acquisition, more than 25% of its total assets would be invested in such securities.) Consistent with the general policy of the SEC, the nationality or domicile of an issuer for determination of foreign issuer status may be (i) the country under whose laws the issuer is organized, (ii) the country in which the issuer’s securities are principally traded, or (iii) a country in which the issuer derives a significant proportion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed in the country, or in which at least 50% of the assets of the issuer are situated.

(e) Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not include the “bunching” of orders for the sale or purchase of portfolio securities with the other Portfolios or with individually managed accounts advised or sponsored by the Investment Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution).

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(f) Purchase or retain the securities of any issuer, if those individual officers and directors of the Fund, the Investment Adviser or any subsidiary thereof each owning beneficially more than 1/2 of 1% of the securities of such issuer, own in the aggregate more than 5% of the securities of such issuer.

     In addition, (i) the Core Bond Strategy Portfolio has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its net assets (including borrowings for investment purposes) (“Net Assets”) in fixed income securities of any kind, (ii) the High Yield Portfolio has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in fixed income securities, including convertible debt securities and preferred stocks, that are rated Baa/BBB or lower by a recognized rating agency or in unrated securities of equivalent credit quality, (iii) the Intermediate Government Bond Portfolio has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in bonds and other debt securities that are issued or guaranteed by the U.S. government or U.S. government agencies or government-sponsored enterprises, (iv) the Large Cap Core Strategy Portfolio has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in equity securities, at the time of purchase, included in the Russell 1000® Index, and (v) the Natural Resources Portfolio has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in equity securities of companies with substantial natural resource assets and in natural resource-related derivatives. The Fund will provide the shareholders of any such Portfolio with at least 60 days prior written notice of any change in the relevant Portfolio’s non-fundamental policy described in the preceding sentence.

     If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

     For purposes of investment restriction (2) above, industry means any one or more of the industry subclassifications used by one or more widely recognized market indices or rating group indices.

Restrictions Applicable to the Money Reserve Portfolio

The Money Reserve Portfolio has adopted investment restrictions numbered 1 through 9 as fundamental policies. The Money Reserve Portfolio may not:

(1) Make any investment inconsistent with the Portfolio’s classification as a diversified company under the Investment Company Act.

(2) Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities; and instruments issued by domestic banks; and for purposes of this restriction, issuers of asset-backed and mortgaged-backed securities will not be considered to be in an industry).

(3) Make investments for the purpose of exercising control or management.

(4) Underwrite securities of other issuers except insofar as the Money Reserve Portfolio technically may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Money Reserve Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Borrow money, except that (i) the Money Reserve Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed, (ii) the Money Reserve Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Money Reserve Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Money Reserve Portfolio may purchase securities on margin to the extent permitted by applicable law. These borrowing provisions shall not apply to reverse repurchase agreements as described in the Prospectus and Statement of Additional Information. The Money Reserve Portfolio may not pledge its assets other than to secure such borrowing or to the extent permitted by the Money Reserve Portfolio’s investment policies as set forth in the Fund’s Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

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(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instrument shall not be deemed to be the making of a loan, and except further that the Money Reserve Portfolio may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund’s Prospectus and this Statement of Additional Information, as they may be amended from time to time.

(8) Issue senior securities to the extent such issuance would violate applicable law.

(9) Purchase or sell commodities or contracts on commodities, except to the extent that the Money Reserve Portfolio may do so in accordance with applicable law and the Fund’s Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

     If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

     For purposes of investment restriction (2) above, industry means any one or more of the industry subclassifications used by one or more widely recognized market indices or rating group indices.

Special Considerations with Respect to the Natural Resources Portfolio

In determining compliance by the Natural Resources Portfolio with its policy on investing in the securities of issuers primarily engaged in the same industry, management will rely on the industrial classifications contained in the Standard & Poor’s Register of Corporations, Directors and Executives.

PORTFOLIO STRATEGIES

Non-Diversified Status. The Global Allocation Strategy, Balanced Capital Strategy and Natural Resources Portfolios are classified as non-diversified within the meaning of the Investment Company Act, which means that each such Portfolio is not limited by the Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that each such Portfolio assumes large positions in the securities of a small number of issuers, the Portfolio’s net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market’s assessment of the issuers, and the Portfolio may be more susceptible to any single economic or regulatory occurrence than a diversified company.

Convertible Securities. Convertible securities entitle the holder to receive interest paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities make them appropriate investments for an investment company seeking high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security and the potential capital appreciation that is offered by the underlying common stock.

Convertible securities are issued and traded in a number of securities markets. For the past several years, the principal markets have been the United States, the Euromarket and Japan. Issuers during this period have included major corporations domiciled in the United States, Japan, France, Switzerland, Canada and the United Kingdom. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in United States dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying

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equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

     Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security will be governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Gold-Related Companies and Securities. Under certain circumstances, the Natural Resources Portfolio has reserved the right to invest a majority of its assets in gold-related companies or securities. Based on historic experience, during periods of economic or financial instability, the securities of such companies may be subject to extreme price fluctuations, reflecting the high volatility of gold prices during such periods. In addition, the instability of gold prices may result in volatile earnings of gold-related companies which, in turn, may affect adversely the financial condition of such companies. Gold mining companies also are subject to the risks generally associated with mining operations.

The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, the People’s Republic of China, the Philippines and Australia. Sales of gold by Russia and China are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, social and political developments within South Africa may affect significantly South African gold production.

See “Portfolio Strategies — Foreign Securities” for special considerations in investments in foreign securities.

The Portfolio should be considered a long-term investment and a vehicle for diversification, and not as a balanced investment program. The Portfolio may not be appropriate as the exclusive investment to fund a Policy for all Policyowners.

The Natural Resources Portfolio may seek to hedge against adverse currency fluctuations of its non-dollar denominated securities and other assets and liabilities by engaging in currency transactions, such as currency swaps and purchasing and selling options on currencies. The Portfolio is also authorized to purchase and to write (i.e., sell) call and put options on securities held in its portfolio, securities indicies whose performance is substantially correlated with securities held in its portfolio, or on securities it intends to purchase and to purchase

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put options on securities held in its portfolio, and may also invest in futures and in securities the potential return of which is based on the change in particular measurements of value or rate (i.e., indexed and inverse securities). See “Transactions in Options, Futures and Currency.”

     The Fund and FAM Distributors, Inc., the distributor of the Fund’s shares, reserve the right to suspend the sale of shares of the Natural Resources Portfolio in response to conditions in the securities markets or otherwise.

Precious Metal-Related Securities. The Global Allocation Strategy Portfolio may invest in the equity securities of companies that explore for, extract, process or deal in precious metals, i.e., gold, silver and platinum, and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when the values of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. Based on historical experience, during periods of economic or financial instability the securities of companies involved in precious metals may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies which, in turn, may affect adversely the financial condition of such companies.

The Global Allocation Strategy Portfolio may also invest in debt securities, preferred stock or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some precious metals such as gold bullion. These securities are referred to herein as “asset-based securities.” While the market prices for an asset-based security and the related natural resource asset generally are expected to move in the same direction, there may not be perfect correlation in the two price movements. Asset-based securities may not be secured by a security interest in or claim on the underlying natural resource asset. The asset-based securities in which the Portfolio may invest may bear interest or pay preferred dividends at below market (or even at relatively nominal rates. As an example, assume gold is selling at a market price of $300 per ounce and an issuer sells a $1,000 face amount gold-related note with a seven year maturity, payable at maturity at the greater of either $1,000 in cash or the then market price of three ounces of gold. If at maturity, the market price of gold is $400 per ounce, the amount payable on the note would be $1,200. Certain asset-based securities may be payable at maturity in cash at the stated principal amount or, at the option of the holder, directly in a stated amount of the asset to which it is related. In such instance, because the Portfolio presently does not intend to invest directly in natural resource assets, the Portfolio would sell the asset-based security in the secondary market, to the extent one exists, prior to maturity if the value of the stated amount of the asset exceeds the stated principal amount and thereby realize the appreciation in the underlying asset.

Real Estate Related Securities. Although the Global Allocation Strategy Portfolio does not invest directly in real estate, it may invest in equity securities of issuers that are principally engaged in the real estate industry. Therefore, an investment in the Portfolio is subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters, limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying the Portfolio’s investments are concentrated geographically, by property type or in certain other respects, the Portfolio may be subject to certain of the foregoing risks to a greater extent. Investments by the Portfolio in securities of companies providing mortgage servicing will be subject to the risks associated with refinancings and their impact on servicing rights.

In addition, if the Portfolio receives rental income or income from the disposition of real property acquired as a result of a default on securities the Portfolio owns, the receipt of such income may adversely affect the Portfolio’s ability to retain its tax status as a regulated investment company because of certain income source requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”).

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Real Estate Investment Trusts (“REITs”). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment and failing to maintain their exemptions from registration under the Investment Company Act. REITs are also subject to changes in the Code, including changes involving their tax status.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

Investing in REITs involves risks similar to those associated with investing in small capitalization companies, REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks included in the S&P Index of 500 Common Stocks. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Warrants. Buying a warrant does not make a Portfolio a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

Securities Lending. Each Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, each Portfolio receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Portfolio maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. Each Portfolio receives the income on the loaned securities. Where each Portfolio receives securities as collateral, each Portfolio receives a fee for its loans from the borrower and does not receive the income on the collateral. Where each Portfolio receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, each Portfolio’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. Each Portfolio is obligated to return the collateral to the borrower at the termination of the loan. Each Portfolio could suffer a loss in the event each Portfolio must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, each Portfolio could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. Each Portfolio could also experience delays and costs in gaining access to the collateral. Each Portfolio may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. Each Portfolio has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or its affiliates and to retain an affiliate of each Portfolio as lending agent. See “Portfolio Transactions and Brokerage.”

Foreign Securities. No Portfolio, other than the Balanced Capital Strategy Portfolio, High Yield Portfolio, Natural Resources Portfolio, Fundamental Growth Strategy Portfolio and Global Allocation Strategy Portfolio, may invest in equity securities of foreign issuers if at the time of acquisition more than 10% of its total assets,

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taken at market value at the time of the investment, would be invested in such securities; provided, however, that up to 25% of the total assets of such Portfolio, other than the Large Cap Core Strategy Portfolio, Balanced Capital Strategy Portfolio, High Yield Portfolio, Natural Resources Portfolio or Global Allocation Strategy Portfolio, may be invested in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on the New York Stock Exchange (the “NYSE”). The Money Reserve Portfolio may invest without limitation in U.S. dollar-denominated obligations of foreign issuers. In order for shares of the Portfolios to remain eligible investments for the Accounts, the Fund has undertaken to comply with certain diversification requirements in accordance with state insurance laws. As a matter of operating policy, the Balanced Capital Strategy Portfolio will not invest in the securities of foreign issuers if at the time of acquisition more than 25% of its total assets would be invested in such securities.

     Investments in foreign securities, particularly those of non-governmental issuers, involve considerations and risks which are not ordinarily associated with investing in domestic issuers. These considerations and risks include changes in currency rates, currency exchange control regulations, the possibility of expropriation, the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards, less liquidity and more volatility in foreign securities markets, the impact of political, social or diplomatic developments, and the difficulty of assessing economic trends in foreign countries. If it should become necessary, the Fund could encounter greater difficulties in invoking legal processes abroad than would be the case in the United States. The operating expense ratio of a Portfolio investing in foreign securities can be expected to be higher than that of an investment company investing exclusively in United States securities because the expenses of the Portfolio, such as custodial and brokerage costs, are higher. Transaction costs in foreign securities may be higher. In addition, net investment income received by a Portfolio on a foreign security may be subject to withholding and other taxes imposed by foreign governments, which will reduce the Portfolio’s net investment income. The Investment Adviser will consider these and other factors before investing in foreign securities, and will not make such investments unless, in its opinion, such investments will meet the standards and objectives of a particular Portfolio. As a matter of operating policy, no Portfolio which may invest in foreign securities (other than the Natural Resources Portfolio, Fundamental Growth Strategy Portfolio, Large Cap Core Strategy Portfolio and Global Allocation Strategy Portfolio) may concentrate its investments in any particular foreign country, and each such Portfolio (other than the Balanced Capital Strategy Portfolio, Large Cap Core Strategy Portfolio, Natural Resources Portfolio and Global Allocation Strategy Portfolio) will purchase only securities issued in U.S. dollar denominations. A Portfolio’s return on investments in non-U.S. dollar denominated securities may be reduced or enhanced as a result of changes in foreign currency rates during the period in which the Portfolio holds such investments.

Investment in Eurodollar and Yankeedollar Obligations. As is discussed in the Prospectus, the Money Reserve Portfolio may invest in U.S. dollar-denominated obligations issued by foreign banks or branches or subsidiaries of U.S. or foreign banks (“Eurodollar” obligations) or U.S. branches or subsidiaries of foreign banks (“Yankeedollar” obligations). Investment in Eurodollar and Yankeedollar obligations may involve different risks from the risks of investing in obligations of U.S. banks. See “Other Portfolio Strategies-Foreign Securities” in the Prospectus. Such risks include adverse political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits and the possible establishment of exchange controls or other foreign governmental laws or restrictions which might adversely affect the payment of principal and interest. Generally the issuers of such obligations are subject to fewer U.S. regulatory requirements than are applicable to U.S. banks. Foreign branches or subsidiaries of U.S. banks may be subject to less stringent reserve requirements than U.S. banks. U.S. branches or subsidiaries of foreign banks are subject to the reserve requirements of the state in which they are located. There may be less publicly available information about a U.S. branch or subsidiary of a foreign bank than about a U.S. bank, and such branches or subsidiaries may not be subject to the same accounting, auditing and financial record keeping standards and requirements as U.S. banks. Evidence of ownership of Eurodollar obligations may be held outside of the United States, and the Money Reserve Portfolio may be subject to the risks associated with the holding of such property overseas. Eurodollar obligations of the Money Reserve Portfolio held overseas will be held by foreign branches of the Custodian for the Money Reserve Portfolio or by other U.S. or foreign banks under subcustodian arrangements complying with the requirements of the Investment Company Act.

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The Investment Adviser will consider the above factors in making investments in Eurodollar and Yankeedollar obligations and will not knowingly purchase obligations which, at the time of purchase, are subject to exchange controls or withholding taxes. Generally, the Money Reserve Portfolio will limit its Eurodollar and Yankeedollar investments to obligations of banks organized in Canada, France, Germany, Japan, the Netherlands, Switzerland, the United Kingdom and other industrialized nations.

Mortgage-Backed Securities. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Portfolio. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Portfolio for its mortgage-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that the Portfolio purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than do short-term securities, maturity extension risk could increase the inherent volatility of the Portfolio.

Liquidity. In order to assure that each Portfolio has sufficient liquidity, as a matter of operating policy, no Portfolio may invest more than 15% of its net assets in securities for which market disposition is not readily available. Market disposition may not be readily available for repurchase agreements maturing in more than seven days and for securities having restrictions on resale.

While no Portfolio may purchase illiquid securities in an amount exceeding 15% of its net assets, each Portfolio may purchase without regard to that limitation securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”), but that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act, provided that the Fund’s Board of Directors continuously determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The Board of Directors may adopt guidelines and delegate to the Investment Adviser the daily function of determining and monitoring the liquidity of restricted securities. The Board has determined that securities which are freely tradeable in their primary market offshore should be deemed liquid. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations.

Restricted Securities. From time to time, each Portfolio may invest up to 15% of its net assets in securities the disposition of which is subject to legal restrictions, such as restrictions imposed by the Securities Act on the resale of securities acquired in private placements. If registration of such securities under the Securities Act is required, such registration may not be readily accomplished, and if such securities may be resold without registration, such resale may be permissible only in limited quantities. In either event, the Portfolio may not be able to sell its restricted securities at a time which, in the judgment of the Investment Adviser, would be most opportune.

Investments in high yield debt instruments, including high yield bonds, corporate loans or other privately placed securities, may result in a Portfolio receiving material nonpublic information (“inside information”) concerning the borrower or issuer. Receipt of inside information concerning a borrower or issuer may, under certain circumstances, prohibit the Portfolio or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the borrower or issuer. Conversely, the portfolio managers for the Portfolio may, under certain circumstances, decline to receive inside information made available by the borrower or issuer in order to allow the Portfolio, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such borrower or issuer.

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     Forward Commitments. Portfolios may purchase U.S. Government securities and corporate bonds on a forward commitment basis at fixed purchase terms with periods of up to 45 days or, in the case of the Money Reserve Portfolio, 180 days between the commitment and settlement dates. The purchase will be recorded on the date a Portfolio enters into the commitment and the value of the security will thereafter be reflected in the calculation of the Portfolio’s net asset value. The value of the security on the delivery date may be more or less than its purchase price. A separate account of the Portfolio will be established with The Bank of New York, Custodian of the Fund, consisting of cash or liquid securities having a market value at all times until the delivery date at least equal to the amount of the forward commitment. Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio, it may dispose of a commitment prior to settlement if the Investment Adviser deems it appropriate to do so. There can, of course, be no assurance that the judgments upon which these techniques are based will be accurate or that such techniques when applied will be effective. The Portfolios will enter into forward commitment arrangements only with respect to securities in which they may otherwise invest as described under “Investment Objectives and Policies of the Portfolios” in the Prospectus.

     When-Issued and Delayed-Delivery Securities and Forward Commitments. Securities may be purchased on a when-issued basis or forward commitment basis, and may purchase or sell securities for delayed-delivery. These transactions occur when securities are purchased or sold by a Portfolio with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to a Portfolio at the time of entering into the transaction. The value of the security on the delivery date may be more or less than its purchase price. A Portfolio will establish a segregated account in connection with such transactions in which the Portfolio will deposit liquid securities with a value at least equal to the Portfolio’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction, but will not limit the Portfolio’s exposure to loss.

     U.S. Government securities, agency securities and corporate debt obligations may be purchased on a forward commitment basis at fixed purchase terms with periods of up to 180 days between the commitment and settlement dates. The purchase will be recorded on the date a Portfolio enters into the commitment and the value of the security will thereafter be reflected in the calculation of the Portfolio’s net asset value. Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio, the Portfolio may dispose of a commitment prior to settlement if the Investment Adviser deems it appropriate to do so. There can, of course, be no assurance that the judgments upon which these techniques are based will be accurate or that such techniques when applied will be effective. A Portfolio will enter into forward commitment arrangements only with respect to securities in which it may otherwise invest pursuant to its investment objectives and policies.

Standby Commitment Agreements. The High Yield Portfolio and the Global Allocation Strategy Portfolio may, from time to time, enter into standby commitment agreements. These agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Portfolio at the option of the issuer. The price and coupon of the security is fixed at the time of commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Portfolio has committed to purchase. The Portfolio will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Portfolio. The Portfolio will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of the portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 10% of its net assets taken at the time of commitment or security. The Portfolio segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

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The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued and the value of the security will thereafter be reflected in the calculation of the Portfolio’s net asset value. If the security is issued, the cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Standard & Poor’s Depositary Receipts, DIAMONDS, etc. The Large Cap Core Strategy Portfolio, the Global Allocation Strategy Portfolio, the Natural Resources Portfolio and the Balanced Capital Strategy Portfolio may invest in Standard & Poor’s Depositary Receipts (“SPDRs”). SPDRs are units of beneficial interest in an investment trust sponsored by a wholly-owned subsidiary of the American Stock Exchange, Inc. (the “Exchange”) which represent proportionate undivided interests in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the component stocks of the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”). SPDRs are listed on the Exchange and traded in the secondary market on a per-SPDR basis.

These Portfolios also may invest in DIAMONDS. DIAMONDS are units of beneficial interest in an investment trust representing proportionate undivided interests in a portfolio of securities consisting of all the component common stocks of the Dow Jones Industrial Average (the “DJIA”). DIAMONDS are listed on the Exchange and may be traded in the secondary market on a per-DIAMONDS basis.

SPDRs are designed to provide investment results that generally correspond to the price and yield performance of the component common stocks of the S&P 500 Index. DIAMONDS are designed to provide investors with investment results that generally correspond to the price and yield performance of the component common stocks of the DJIA. The value of both SPDRs and DIAMONDS are subject to change as the values of their respective component common stocks fluctuate according to the volatility of the market. Investments in SPDRs and DIAMONDS involve certain inherent risks generally associated with investments in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of each unit of SPDRs and/or DIAMONDS invested in by a Portfolio. Moreover, a Portfolio’s investment in SPDRs and/or DIAMONDS may not exactly match the performance of a direct investment in the component common stocks of the S&P 500 Index or the DJIA. Additionally, the respective investment trusts may not fully replicate the performance of their respective benchmark indices due to the temporary unavailability of certain index securities in the secondary market or due to other extraordinary circumstances, such as discrepancies between each of the investment trusts and the indices with respect to the weighting of securities or the number of, for example, larger capitalized stocks held by an index and each of the investment trusts.

These Portfolios also may invest in units of other investment trusts each of which represents an interest in a portfolio of securities consisting of all or substantially all of the securities of another well known index.

Derivative Instruments

Certain Portfolios of the Fund are authorized to use derivative instruments, including indexed and inverse securities, options, futures, options on futures and swaps, and to purchase and sell foreign exchange contracts, as described below. Such instruments are referred to collectively herein as “Strategic Instruments.”

Indexed and Inverse Securities. Each Portfolio may invest in securities the potential return of which is based on the change in particular measurements of value or rate (an “index”). As an illustration, a Portfolio may invest in a debt security that pays interest and returns principal based on the change in the value of an interest rate index (such as the prime rate or federal funds rate), a securities index (such as the S&P 500 Index or a more narrowly-focused index such as the AMEX Oil & Gas Index) or a basket of securities, or based on the relative changes of two indices. In addition, the Natural Resources Portfolio, Global Allocation Strategy Portfolio and Balanced Capital Strategy Portfolio may invest in securities the potential return of which is based inversely on the change in an index. For example, these Portfolios may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Portfolio invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices.

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Certain indexed and inverse securities may have the effect of providing investment leverage because the rate of interest or amount of principal payable increases or decreases at a rate that is a multiple of the changes in the relevant index. As a consequence, the market value of such securities may be substantially more volatile than the market values of other debt securities. The Fund believes that indexed and inverse securities may provide portfolio management flexibility that permits Portfolios to seek enhanced returns, hedge other portfolio positions or vary the degree of portfolio leverage with greater efficiency than would otherwise be possible under certain market conditions.

Swaps. The Core Bond Strategy, Intermediate Government Bond, Global Allocation and High Yield Portfolios may enter into swap agreements, including interest rate and index swap agreements, for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. Each Portfolio’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). Each Portfolio’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of the Portfolio’s portfolio. No Portfolio will enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Portfolio’s assets.

Each Portfolio may also enter into credit default swap agreements. The “buyer” in a credit default contract typically is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred. If a credit event occurs, the seller typically must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. The Portfolio may either be the buyer or the seller in the transaction. If a Portfolio is a buyer and no credit event occurs, the Portfolio may lose its investment and recover nothing. However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value. As a seller, the Portfolio typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur. If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation. Credit default swaps involve more risk than if the Portfolio had invested in the reference obligation directly.

     Whether each Portfolio’s use of swap agreements will be successful in furthering its investment objective will depend on the Investment Adviser’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments, Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”), may limit a Portfolio’s ability to use swap agreements. The swap market is largely unregulated. It is possible that developments in the swap market, including potential government regulation, could adversely affect each Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

     Credit Default Swap Agreements — A Portfolio may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Portfolio. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the

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reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If a Portfolio is a buyer and no credit event occurs, the Portfolio recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

     Credit default swaps involve greater risks than if a Portfolio had invested in the reference obligation directly, since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A Portfolio will enter into credit default swap agreements only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Investment Adviser to be equivalent to such rating. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to a Portfolio. When a Portfolio acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

Options on Securities and Securities Indices

Purchasing Options. Each of the Portfolios (except the Money Reserve Portfolio) is authorized to purchase put options on securities held in its portfolio or securities indices that are correlated with securities held in its portfolio. When a Portfolio purchases a put option, in consideration for an upfront payment (the “option premium”) the Portfolio acquires a right to sell to another party specified securities owned by the Portfolio at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Portfolio’s risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option’s expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Portfolio will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized with the purchase of the put.

Each of the Portfolios (except the Money Reserve Portfolio) also is authorized to purchase call options on securities it intends to purchase or securities indices the performance of which are substantially correlated with the performance of the types of securities it intends to purchase. When a Portfolio purchases a call option, in consideration for the option premium the Portfolio acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Portfolio from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Portfolio is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event the Portfolio determines not to purchase a security underlying a call option, however, the Portfolio may lose the entire option premium.

Each of the Portfolios (except the Money Reserve Portfolio) also is authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

Writing Options. Each of the Portfolios (except the Money Reserve Portfolio) also is authorized to write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Portfolio writes a call option, in return for an option premium, the

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Portfolio gives another party the right to buy specified securities owned by the Portfolio at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Portfolio may write call options to earn income, through the receipt of option premiums. In the event the party to which the Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Portfolio will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Portfolio limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding.

     Each of the Portfolios (except the Money Reserve Portfolio) also is authorized to write put options on securities or securities indices. When a Portfolio writes a put option, in return for an option premium the Portfolio gives another party the right to sell to the Portfolio a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Portfolio may write put options to earn income, through the receipt of option premiums. In the event the party to which the Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Portfolio will profit by the amount of the option premium. By writing a put option, however, the Portfolio will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Portfolio writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Portfolio for writing the put option. The Portfolio will write a put option on a security or a securities index only if the Portfolio would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options-for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a “spread”).

Each of these Portfolios also is authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, a Portfolio will only write call or put options that are “covered.” A call or put option will be considered covered if the Portfolio has segregated assets with respect to such option in the manner described in “Risk Factors in Options, Futures and Currency Instruments” below. A call option will also be considered covered if a Portfolio owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

Types of Options. A Portfolio may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments” below.

Futures

Each of the Portfolios (except the Money Reserve Portfolio) may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the

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Portfolio is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day.

     The sale of a futures contract limits a Portfolio’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or the Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.

In order to comply with current applicable regulations of the Commodity Futures Trading Commission (“CFTC”) pursuant to which the Fund avoids being deemed a “commodity pool operator”, each Portfolio is limited in its futures trading activities to positions which constitute “bona fide hedging” positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of such Portfolio’s assets.

Foreign Exchange Transactions

The Natural Resources Portfolio, Global Allocation Strategy Portfolio, Fundamental Growth Strategy Portfolio, Large Cap Core Strategy Portfolio and Balanced Capital Strategy Portfolio may each engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Portfolio will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Portfolio has received or anticipates receiving a dividend or distribution. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. A Portfolio may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis.

The Portfolios authorized to engage in Currency Instrument transactions may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency, futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above.

The Portfolios authorized to engage in Currency Instrument transactions may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options in securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. See “Options on Securities and Securities Indices — Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments” below.

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No Portfolio will speculate in Currency Instruments. Accordingly, a Portfolio will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Portfolio will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. While a Portfolio’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio’s shares, the net asset value of the Portfolio’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Portfolio’s hedging strategies will be ineffective. To the extent that a Portfolio hedges against anticipated currency movements which do not occur, the Portfolio may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for a Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Options, Futures and Currency Instruments

Use of strategic instruments for hedging purposes involves the risk of imperfect correlation in movements in the value of the Strategic Instruments and the value of the instruments being hedged. If the value of the Strategic Instruments moves more or less than the value of the hedged instruments, a Portfolio will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

Each Portfolio intends to enter into transactions involving Strategic Instruments only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Strategic Instrument or the Portfolio will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Strategic Instrument without incurring substantial losses, if at all.

Certain transactions in Strategic Instruments (e.g., forward foreign exchange transactions, futures transactions, sales of put options) may expose a Portfolio to potential losses which exceed the amount originally invested by the Portfolio. When a Portfolio engages in such a transaction, the Portfolio will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Portfolio’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction, but will not limit the Portfolio’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments

Certain Strategic Instruments traded in OTC markets, including indexed securities and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Portfolio to ascertain a market value for such instruments. A Portfolio will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which

17

the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

The staff of the Securities and Exchange Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Each Portfolio has therefore adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Portfolio, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Portfolio and margin deposits on the Portfolio’s existing OTC options on futures contracts exceed 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

Because Strategic Instruments traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty, the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Portfolio will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Strategic Instruments traded in OTC markets only with financial institutions which have substantial capital or which have provided the Portfolio with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Strategic Instruments

No Portfolio may use any Strategic Instrument to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Natural Resources Portfolio may acquire securities indexed to a precious metal or other natural resource index.

MANAGEMENT OF THE FUND

Directors and Officers

     The Directors of the Fund consist of five individuals, four of whom are not “interested persons” of the Fund as defined in the Investment Company Act. The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Each non-interested Director is a member of the Fund’s Audit Committee (the “Committee”). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund, (ii) discuss with the independent accountants certain matters relating to the Fund’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take

18

appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties. The Committee met four times during the fiscal year ended December 31, 2002.

     Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Fund Asset Management, L.P. (“FAM”) (“MLIM/FAM-advised Funds”), and other public directorships.

Name, Address* and Age of Directors	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
DONALD W. BURTON (59)	Director	Director since 2002	General Partner of The Burton Partnership, Limited Partnership (an Investment Partnership) since 1979; Managing General Partner of the South Atlantic Venture Funds since 1983; Member of the Investment Advisory Committee of the Florida State Board of Administration since 2001.	23 registered investment companies consisting of 35 portfolios	ITC DeltaCom, Inc. (telecommunications); ITC Holding
Company, Inc. (telecommunications); Knology, Inc. (telecommunications); MainBancorp, N.A. (bank holding company); PriCare, Inc. (health care); Symbion, Inc. (health care)

M. COLYER CRUM (70)	Director	Director since 1978	James R. Williston Professor of Investment Management Emeritus, Harvard Business School since 1996; James R. Williston Professor of Investment Management, Harvard Business School, from 1971 to 1996; Director of Cambridge Bancorp.	23 registered investment companies consisting of 35 portfolios	Cambridge Bancorp

LAURIE SIMON HODRICK (40)	Director	Director since 1999	Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998; Associate Professor of Finance and Economics, Graduate School of Business, Columbia University from 1996 to 1998.	23 registered investment companies consisting of 35 portfolios	None

19

Name, Address* and Age of Directors	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships

FRED G. WEISS (61)	Director	Director since 1999

Managing Director of FGW Associates since 1977; Vice President, Planning Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of Watson Pharmaceutical, Inc. (a pharmaceutical company) since 2000; Director of BTG International PLC (a global technology commercialization company) since 2001; Director of the Michael J. Fox Foundation for Parkinson’s Research.

				23 registered investment companies consisting of 34 portfolios	Watson Pharaceutical Inc. (a pharmaceutical company), BTG International PLC (a global technology commercialization company)

*	The address of each Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Director serves until his or her successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Fund’s by-laws or charter or by statue, or until December 31 of the year in which he or she turns 72.

Certain biographical and other information relating to the Director who is an officer and an “interested person” of the Fund as defined in the Investment Company Act (the “interested Director”) and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised Funds and public directorships held.

Name, Address* and Age	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
TERRY K. GLENN*(62)	Director and President	Director since 1999, ** President since 1999****

President and Chairman of the MLIM/FAM-Advised Funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.

				117 registered investment companies consisting of 161 portfolios	None

*	The address for each officer listed is .PO. Box 9091, Princeton, New Jersey, 08543-9091.
**	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Fund based on his former positions with FAM, MLIM, FAMD, Princeton Service and Princeton Administrators, L.P.
***	Elected by and serves at the pleasure of the Board of Directors of the Fund.
****	As a Director, Mr. Glenn serves until his successor is elected and qualified, or until his death or resignation, or removal as provided in the Fund’s by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

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Officers of the Fund. The Board of Directors has elected 16 officers of the Fund. The following sets forth information concerning each of these officers.

Name, Address* and Age of Officers	Position(s) Held with the Fund and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
DONALD C. BURKE (42)	Vice President since 1993 and Treasurer since 1999	First Vice President of the Investment Adviser and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Investment Adviser and FAM from 1990 to 1997; Director of Taxation of the Investment Adviser since 1990.	116 registered investment companies consisting of 160 portfolios	None

JOHN BURGER (40)	Vice President and Co-Portfolio Manager and Vice President and Co- Portfolio Manager since 2003**

Director (Global Fixed Income) of MLIM since 1998; Vice President of MLIM from 1993 to 1998. Mr. Burger joined Merrill Lynch in 1986 and has been with MLIM since 1992. He has 15 years of experience as a multi-sector portfolio manager with a core expertise in credit investing and 10 years of experience investing in the investment grade, emerging market and high yield corporate debt areas.

			1 registered investment company consisting of 1 portfolio	None

ROBERT C. DOLL, JR. (48)	Senior Vice President since 2000, Portfolio Manager since 2001	President of the Investment Adviser and FAM since 2001, Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; Director of Princeton Services since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	51 registered investment companies consisting of 71 portfolios	None

LAWRENCE R. FULLER (62)	Senior Vice President since 1993, Portfolio Manager since 2002	First Vice President of the Investment Adviser since 1992.	3 registered investment companies consisting of 7 portfolios	None

PATRICK MALDARI (41)	Portfolio Manager since 2002	Managing Director of Americas Fixed Income for MLIM since 2000; Director of Fixed-Income Institutional Business from 1997 to 2000.	5 registered investment companies consisting of 8 portfolios	None

KEVIN J. MCKENNA (46)	Senior Vice President since 1993

Co-Head of MLIM Fixed Income- Americas since 2000; First Vice President and Head of Taxable Money Fund Group of the Investment Adviser from 1997 to 2000; Vice President of the Investment Adviser from 1985 to 1997.

			4 registered investment companies consisting of 4 portfolios	None

21

Name, Address* and Age	Position(s) Held with the Fund and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
ROBERT F. MURRAY (45)	Vice President since 1998, Portfolio Manager since 1998	Vice President of the Investment Adviser since 1993.	2 registered investment companies consisting of 2 portfolios	None

THOMAS MUSMANNO (33)	Vice President and Co-Portfolio Manager and Vice President and Co- Portfolio Manager since 2003**	Vice President of MLIM since 1997; Derivatives and Structured Products Specialist with the Investment Adviser from 2000 to 2002; Portfolio Manager with the Investment Adviser from 1996.	3 registered investment companies consisting of 3 portfolios	None

JAMES PAGANO (40)	Portfolio Manager since 2002	Senior Fixed Income Analyst since 1998; Risk Manager from 1997 to 1998.	5 registered investment companies consisting of 8 portfolios	None

JACQUELINE ROGERS (45)	Senior Vice President since 1993, Portfolio Manager since 1992	Vice President of the Investment Adviser since 1986.	2 registered investment companies consisting of 3 portfolios	None

KURT SCHANSINGER (42)	Senior Vice President since 2001, Portfolio Manager since 2001

First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from January 1996 to 1997. Prior to joining the Investment Adviser, Mr. Schansinger spent 12 years with Oppenheimer Capital, where he rose to Senior Vice President.

			2 registered investment companies consisting of 3 portfolios	None
ROBERT M. SHEARER (47)	Senior Vice President since 1998, Portfolio Manager since 1997	First Vice President of the Investment Adviser since 1998; Vice President of the Investment Adviser from 1997 to 1998; Vice President and Assistant Portfolio Manager at David L. Babson and Company, Incorporated from 1996 to 1997; Vice President/Selection Manager at Concert Capital Management from 1993 to 1996.	2 registered investment companies consisting of 5 portfolios	None

DENNIS W. STATTMAN (51)	Senior Vice President since 2001, Portfolio Manager since 2001	First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1989 to 1997.	1 registered investment company consisting of 3 portfolios	None

22

Name, Address* and Age	Position(s) Held with the Fund and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
FRANK VIOLA (37)	Vice President and Portfolio Manager and Vice President since 2002	Managing Director and Portfolio Manager of MLIM since 1997; Treasurer of Merrill Lynch Bank & Trust from 1996 to 1997 and Vice President of Merrill Lynch Capital Markets from 1993 to 1996	7 registered investment company consisting of 4 portfolios	None

SUSAN B. BAKER (44)	Secretary since 2001	Director (Legal Advisory) of MLIM since 1999; Vice President of MLIM from 1993 to 1999; attorney associated with MLIM since 1987.	38 registered investment companies consisting of 44 portfolios	None

*	The address of each officer is P.O. Box 9091, Princeton, New Jersey 08543-9091.
**	Elected by and serves at the pleasure of the Board of Directors of the Fund.

As of April 9, 2003, all Directors and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. At that date, Mr. Glenn, a Director and officer of the Fund, and the other officers of the Fund, owned less than 1% of the outstanding common stock of ML & Co.

Compensation of Directors

Set forth below is a chart showing the aggregate compensation paid by the Fund to each of its non-interested directors, as well as the total compensation paid to each such director by the Fund and by other investment companies advised by the Investment Adviser or FAM (collectively, the “Fund Complex”) for their services as directors or trustees of such investment companies for the calendar ended December 31, 2002.

Name of Director	Compensation From Fund	Pension or Retirement Benefit Accrued As Part of Fund Expenses	Aggregate Compensation From Fund and Fund Complex(1)
Donald W. Burton	$13,000	None	$189,042
M. Colyer Crum	$19,000	None	$226,583
Laurie Simon Hodrick	$18,000	None	$208,917
J. Thomas Touchton(2)	$12,667	None	$139,375
Fred G. Weiss	$18,000	None	$208,917

(1)	For the number of MLIM/FAM advised funds from which each Director received compensation, see the table beginning on page 19.
(2)	Mr. Touchton retired from the Board of the Fund on December 31, 2002.

Pursuant to the terms of the Investment Advisory Agreement, the Investment Adviser pays all compensation of officers and employees of the Fund as well as the fees of all Directors of the Fund who are affiliated persons of ML & Co. or its subsidiaries.

The Fund pays each Director not affiliated with the Investment Adviser (each a “non-interested Director”) an annual fee of $6,000 plus a fee of $1,000 for each Board meeting attended, together with such Director’s actual out-of-pocket expenses relating to attendance at meetings. The Fund also compensates members of its Audit and Nominating Committee (the “Committee”), which consists of all of the non-interested Directors, with a fee of $2,000 per year plus a fee of $1,000 for each Committee meeting attended. The Chairman of the Audit Committee is paid an additional annual fee of $1,000.

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Share Ownership. Information relating to each Director’s share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director (“Supervised Merrill Lynch Funds”) as of December 31, 2002 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Fund	Aggregate Dollar Range of Securities in All Registered Funds Overseen by Director in Merrill Lynch Family of Funds
Interested Director:
Terry K. Glenn	over $100,000	over $100,000
Non-Interested Directors:
Donald W. Burton	$0	$0
M. Colyer Crum	$0	over $100,000
Laurie Simon Hodrick	$0	over $100,000
Fred G. Weiss	$0	over $100,000

As of December 31, 2002, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

     In connection with its consideration of the Investment Advisory Agreement, the Board of Directors of the Fund reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Portfolios by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Portfolios. The Board also considered the Investment Adviser’s costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Fund. The benefits considered by the Board included not only the Investment Adviser’s compensation for investment advisory services under the Investment Advisory Agreement, but also the Portfolios profitability to the Investment Adviser and the compensation paid to the Investment Adviser or its affiliates for other, non-advisory services provided to the Portfolios. The Directors also considered the Investment Adviser’s access to research services from brokers to which the Investment Adviser may have allocated Portfolio brokerage in a “soft dollar” arrangement. The Board also compared each Portfolio’s advisory fee rate, expense ratios and historical performance to those of comparable funds. Based in part on this comparison, and taking into account the various services provided to the Portfolio by the Investment Adviser and its affiliates, the Board concluded that the investment advisory fee rate was reasonable. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Portfolios to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Portfolios’ assets.

     Based on the information reviewed and the discussions, the Board of Directors of the Company, including a majority of the non-interested Directors, concluded that the investment advisory fee rate was reasonable in relation to the services provided. The non-interested Directors were represented by independent counsel who assisted in their deliberations.

Code of Ethics

The Board of Directors of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund and the Fund’s Investment Adviser and Distributor (the “Code”). The Code significantly restricts the personal investing activities of all employees of the Investment Adviser and Distributor and, as described below, imposes additional more onerous restrictions on Fund investment personnel.

INVESTMENT ADVISORY ARRANGEMENTS

The Fund has entered into an Investment Advisory Agreement with the Investment Adviser. The Investment Adviser is a wholly owned subsidiary of ML Group, Inc., a wholly owned subsidiary of Merrill Lynch & Co., Inc. The principal business address of the Investment Adviser is P.O. Box 9011, Princeton, New Jersey 08543-9011.

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The principal executive officers and directors of the Investment Adviser are Robert C. Doll, President; Lawrence Haber, Chief Financial Officer; Brian Murdock, Chief Operating Officer; Donald C. Burke, First Vice President, Treasurer and Director of Taxation; Andrew J. Donohue, General Counsel; Stephen M.M. Miller, Senior Vice President; and Debra W. Landsman-Yaros, Senior Vice President.

Securities held by any Portfolio may also be held by other funds for which the Investment Adviser or FAM acts as an adviser, or by investment advisory clients of the Investment Adviser. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for any Portfolio or other funds for which the Investment Adviser or FAM acts as investment adviser or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or FAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Advisory Fee. The Investment Advisory Agreement provides that as compensation for its services to the Fund, the Investment Adviser receives monthly compensation with respect to such Portfolios according to the following schedule:

Aggregate average daily net assets of the nine combined Portfolios	Advisory Fee
Not exceeding $250 million	0.50%
In excess of $250 million but not exceeding $300 million	0.45%
In excess of $300 million but not exceeding $400 million	0.40%
In excess of $400 million but not exceeding $800 million	0.35%
In excess of $800 million	0.30%

These fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates above applicable to portions of the assets of each Portfolio to the extent that the aggregate average daily net assets of the nine combined Portfolios exceed $250 million, $300 million, $400 million and $800 million (each such amount being a “breakpoint level”). The portion of the assets of a Portfolio to which the rate at each breakpoint level applies will be determined on a “uniform percentage” basis. The uniform percentage applicable to a breakpoint level is determined by dividing the amount of the aggregate average daily net assets of the nine combined Portfolios. The amount of the fee for a Portfolio at each breakpoint level is determined by multiplying the average daily net assets of that Portfolio by the uniform percentage applicable to that breakpoint level and multiplying the product by the applicable advisory fee rate.

The following table shows the investment advisory fees paid to the Investment Adviser with respect to each Portfolio for the last three fiscal years:

	Fees Paid			Fees Waived			Net Fees
	For the Year Ended			For the Year Ended			For the Year Ended
	2002	2001	2000	2002	2001	2000	2002	2001	2000
Balanced Capital Strategy Portfolio	$3,382,487	$3,869,373	$4,444,071	$ 0	$ 0	$ 0	$3,382,487	$3,869,373	$4,444,071
Core Bond Strategy Portfolio	460,848	416,177	373,167	0	0	0	460,848	416,177	373,167
Fundamental Growth Strategy Portfolio	1,128,626	1,531,817	2,123,351	0	0	0	1,128,626	1,531,817	2,123,351
Global Allocation Strategy Portfolio	502,535	578,677	726,634	0	3,000		499,535	—	$227,099
High Yield Portfolio	266,205	277,280	297,673	0	0	0	266,205	277,280	297,673
Intermediate Government Bond Portfolio	755,398	741,705	676,166	0	0	0	755,398	741,705	676,166
Large Cap Core Strategy Portfolio*	819,153	1,010,783	1,343,984	0	0	0	819,153	1,010,783	1,343,984
Money Reserve Portfolio	1,630,673	1,705,959	1,709,775	0	0	0	1,630,673	1,705,959	1,709,775
Natural Resources Portfolio	$ 53,947	$ 60,797	$ 49,786	$28,849	$12,745	$11,447	$ 25,098	$ 37,041	$ 31,204

*	Formerly known as Capital Stock Portfolio.

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The Agreement will continue in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the respective Portfolios, and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act), of any such party. The Agreement is not assignable and may be terminated without penalty on 60 days’ written notice at the option of either party or by the vote of the shareholders of the Fund.

     Payment of Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Portfolios, as well as the fees of all Directors of the Fund who are affiliated persons of the Investment Adviser. Each Portfolio pays all other expenses incurred in its operation, including a portion of the Fund’s general administrative expenses allocated on the basis of the Portfolio’s asset size. Expenses that will be borne directly by the Portfolios include redemption expenses, expenses of portfolio transactions, shareholder servicing costs, expenses of registering the shares under Federal, state or foreign laws, pricing costs (including the daily calculation of net asset value), interest, certain taxes, charges of the Custodian and Transfer Agent and other expenses attributable to a particular Portfolio. Expenses which will be allocated on the basis of size of the respective Portfolios include directors’ fees, legal expenses, state franchise taxes, auditing services, costs of printing proxies, stock certificates, shareholder reports and prospectuses and statements of additional information (to the extent not paid for by the Distributor), SEC fees, accounting costs and other expenses properly payable by the Fund and allocable on the basis of size of the respective Portfolios. Any litigation costs may be directly applicable to the Portfolios or allocated on the basis of the size of the respective Portfolios. The Board of Directors has determined that this is an appropriate method of allocation of expenses. Certain accounting services are provided for the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund will pay a fee for these services. In addition, the Fund will reimburse the Investment Adviser for the cost of certain additional accounting services. Prior to this arrangement between the Fund and State Street, MLIM provided accounting services for the Fund and was reimbursed for these services. For the fiscal year ended December 31, 2002, the amount of such reimbursement was $90,952.

     Accounting Services. The Fund entered into an agreement with State Street effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost in connection with such services. The Fund will continue to reimburse the Investment Adviser for the cost of certain additional accounting services.

DETERMINATION OF NET ASSET VALUE

The net asset value of each Portfolio (other than the Money Reserve Portfolio) is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on the prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. Dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is open on business days other than national holidays and Good Friday. The net asset value per share of a Portfolio (other than the Money Reserve Portfolio) is computed by dividing the sum of the value of the securities plus any cash or other assets (including interest and dividends accrued) held by such Portfolio minus all liabilities (including accrued expenses) by the total number of shares outstanding of that Portfolio at such time, rounded to the nearest cent. Expenses, including the investment advisory fees payable to the Investment Adviser, are accrued daily.

In accordance with the SEC rule applicable to the valuation of the portfolio securities of the Money Reserve Portfolio and consistent with its operating policies, the Money Reserve Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase instruments having remaining maturities of 397 calendar days (or 762 calendar days in the case of U.S. Government securities) or less only, and invest only in securities determined by the directors to be of high quality with minimal credit risks and which meet certain credit standards prescribed by the rule. In addition, the directors have established procedures designed to stabilize, to the extent reasonably possible, the Portfolio’s price per share as computed for the purpose of sales and redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated pursuant to the penny rounding method will be reported to the directors by the Investment

26

Adviser. In the event the directors determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Portfolio will take such corrective action as it regards as necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share by using available market quotations.

If in the view of the Board of Directors of the Fund it is inadvisable to continue the practice of maintaining the net asset value of the Money Reserve Portfolio at $1.00 per share, the Board of Directors of the Fund reserves the right to alter the procedure. The Fund will notify the Accounts of any such alteration.

     Securities held by each Portfolio with a remaining maturity of 60 days or less are valued on an amortized cost basis, unless particular circumstances dictate otherwise. Under this method of valuation, the security is initially valued at cost on the date of purchase (or in the case of securities purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity); and thereafter the Portfolios assume a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. For purposes of this method of valuation, the maturity of a variable rate certificate of deposit and variable amount master demand note is deemed to be the next coupon date on which the interest rate is to be adjusted. If, due to the impairment of the creditworthiness of the issuer of a security held by a Portfolio or to other factors with respect to such security, the fair value of such security is not fairly reflected through the amortized cost method of valuation, such security will be valued at fair value as determined in good faith by the Board of Directors.

Except with respect to securities held by the Money Reserve Portfolio having a remaining maturity of 60 days or less, securities held by each Portfolio will be valued as follows: Portfolio securities that are traded on stock exchanges or NASDAQ National are valued at the last sale price or official closing price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by and under the authority of the Directors as the primary market. Long positions in securities traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Company. Short positions in securities traded in the OTC market are valued at the last available ask price. Securities that are traded both on the OTC market and on a stock exchange are valued according to the broadest and most representative market. When a Portfolio writes an option, the amount of the premium received is recorded on the books as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Futures contracts are valued at settlement price at the close of the applicable exchange. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Board.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Portfolio’s shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of each Portfolio’s net asset value. If events (e.g. a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, then those securities may be valued at their fair value as determined in good faith by the Board of Directors of the Company or by the Investment Adviser using a pricing service, or other procedures approved by the Company’s Board of Directors.

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PORTFOLIO TRANSACTIONS AND BROKERAGE

If the securities in which a particular Portfolio invests are traded primarily in the over-the-counter market, where possible the Portfolio will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principals for their own account. On occasion, securities may be purchased directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commission or transfer taxes. The cost of executing portfolio securities transactions of each Fund will primarily consist of brokerage commissions or underwriter or dealer spreads.

Under the Investment Company Act, persons affiliated with the Fund are prohibited from dealing with the Fund as a principal in the purchase and sale of the Fund’s portfolio securities unless an exemptive order allowing such transactions is obtained from the SEC. Since over-the-counter transactions are usually principal transactions, affiliated persons of the Fund, including Merrill Lynch Government Securities Inc. (“GSI”), Merrill Lynch Money Markets Inc. (“MMI”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), may not serve as dealers in connection with such transactions except pursuant to exemptive orders from the Securities and Exchange Commission, such as the order described below. However, affiliated persons of the Fund may serve as its broker in over-the-counter or other transactions conducted on an agency basis, subject to the Fund’s policy of obtaining best price and execution. The Fund may not purchase securities from any underwriting syndicate of which Merrill Lynch is a member except in accordance with rules and regulations under the Investment Company Act.

     The SEC has issued an exemptive order permitting the Fund to conduct principal transactions with respect to the Money Reserve Portfolio with GSI and MMI in United States Government and government agency securities, and certain other money market securities, subject to a number of conditions, including conditions designed to insure that the prices to the Portfolio available from GSI and MMI are equal to or better than those available from other sources. GSI and MMI have informed the Fund that they will in no way, at any time, attempt to influence or control the activities of the Fund or the Investment Adviser in placing such principal transactions. The exemptive order allows GSI and MMI to receive a dealer spread on any transaction with the Fund no greater than their customary dealer spreads for transactions of the type involved.

     Certain court decisions have raised questions as to whether investment companies should seek to “recapture” brokerage commissions and underwriting and dealer spreads by effecting their purchases and sales through affiliated entities. In order to effect such an arrangement, the Fund would be required to seek an exemption from the Investment Company Act so that it could engage in principal transactions with affiliates. The Board of Directors has considered the possibilities of seeking to recapture spreads for the benefit of the Fund and, after reviewing all factors deemed relevant, has made a determination not to seek such recapture at this time. The Board will reconsider this matter from time to time. The Fund will take such steps as may be necessary to effect recapture, including the filing of applications for exemption under the Investment Company Act, if the Directors should determine that recapture is in the best interests of the Fund or otherwise required by developments in the law. The Investment Adviser has arranged for the Fund’s Custodian to receive on behalf of the Fund any tender offer solicitation fees payable with respect to portfolio securities of the Fund.

     While the Investment Adviser seeks to obtain the most favorable net results in effecting transactions in the Fund’s portfolio securities, dealers who provide supplemental investment research to the Investment Adviser may receive orders for transactions by the Fund. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. If, in the judgment of the Investment Adviser, a particular Portfolio or Portfolios will be benefited by such supplemental research services, the Investment Adviser is authorized to pay commissions to brokers furnishing such services which are in excess of commissions which another broker may charge for the same transaction. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under the Investment Advisory Agreement. The expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. In some cases, the Investment Adviser may use such supplemental research in providing investment advice to its other investment advisory accounts.

Subject to policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Fund has no obligation to deal with any broker or group of brokers or dealers in the execution of transactions in portfolio securities and does not use any particular broker or dealer. In executing transactions with brokers and dealers, the

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Investment Adviser seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. The Investment Adviser may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

     Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody). In the case of research services, the Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might utilize Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser’s receipt of research services.

In some cases the Investment Adviser may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors of the Fund and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund, however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

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Information about the brokerage commissions paid by the Fund, including commissions paid to Merrill Lynch, is set forth in the following table:

Fiscal Year Ended December 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
2002	$2,387,461	$215,721
2001	$4,804,891	$548,574
2000	$4,990743	$671,212

For the fiscal year ended December 31, 2002, the brokerage commissions paid to Merrill Lynch represented 9.04% of the aggregate brokerage commissions paid and involved 7.63% of the Company’s dollar amount of transactions involving payment of commissions.

     The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended December 31, 2002 and December 31, 2001, respectively, the lending agent received $163,263 and $5,610 in securities lending agent fees from the Fund. In connection with securities lending activities, the lending agent may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Fund may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser’s waiver of a portion of its advisory fee.

Portfolio Turnover

The Investment Adviser will effect portfolio transactions without regard to holding period, if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in the general market, economic or financial conditions. A Fund’s portfolio turnover rate is calculated by dividing the lesser of the Fund ‘s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. For the fiscal year ended December 31, 2002, the portfolio turnover rate for Balanced Capital Strategy Portfolio decreased from 154.91% to 35.46%, the portfolio turnover rate for Global Allocation Strategy Portfolio decreased from 110.57% to 53.57%, and the portfolio turnover rate for Large Cap Core Strategy Portfolio decreased from 178.95% to 124.16% as a result of the Investment Adviser’s portfolio management strategy. For the fiscal year ended December 31, 2002, the portfolio turnover rate for Intermediate Government Bond Portfolio increased from 125.46% to 219.81% due to portfolio restructuring resulting from market volatility. High portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends and/or ordinary income dividends. See “Dividends and Taxes — Taxes.” High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

REDEMPTION OF SHARES

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the SEC or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the SEC as a result of which disposal of portfolio securities or determination of the net asset value of each Portfolio is not reasonably practicable, and for such other periods as the SEC may by order permit for the protection of shareholders of each Portfolio.

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The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends and Distributions

Reference is made to “Other Important Information — Dividends and Taxes” in the Prospectus.

Federal Income Taxes

Under the Code, each Portfolio of the Fund will be treated as a separate corporation for federal income tax purposes and, thus, each Portfolio is required to satisfy the qualification requirements under the Code for treatment as a regulated investment company. There will be no offsetting of capital gains and losses among the Portfolios.

Each Portfolio intends to continue to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Code. As long as it so qualifies, a Portfolio (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to shareholders. The Fund intends to distribute substantially all of such income. To qualify for treatment as a regulated investment company, a Portfolio must, among other things, derive in each taxable year at least 90% of its gross income from dividends, interest and gains from the sale or other disposition of securities.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury Regulations promulgated thereunder. The Code and these Regulations are subject to change by legislative or administrative action.

DISTRIBUTION ARRANGEMENTS

The Fund has entered into a distribution agreement (the “Distribution Agreement”) with the Distributor with respect to the sale of the Fund’s shares to the Distributor for resale to the Accounts. Such shares will be sold at their respective net asset values and therefore will involve no sales charge. The Distributor is a wholly-owned subsidiary of the Investment Adviser.

The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

PERFORMANCE DATA

From time to time, the average annual total return and other total return data, as well as yield, of one or more of the Fund’s Portfolios may be included in advertisements or information furnished to present or prospective Contract Owners. Total return and yield figures are based on the Portfolio’s historical performance and are not intended to indicate future performance. Average annual total return and yield are determined in accordance with formulas specified by the SEC.

Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

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Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield to maturity of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the offering price per share on the last day of the period. The yield for the 30-day period ending December 31, 2002 was 10.32% for the High Yield Portfolio, 3.92% for the Core Bond Strategy Portfolio, and 4.33% for the Intermediate Government Bond Portfolio.

Total return and yield figures are based on the Portfolio’s historical performance and are not intended to indicate future performance. The Portfolio’s total return and yield will vary depending on market conditions, the securities comprising the Portfolio’s portfolio, the Portfolio’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Portfolio will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. The yield and total return quotations may be of limited use for comparative purposes because they do not reflect charges imposed at the Separate Account level which, if included, would decrease the yield.

     On occasion, one or more of the Portfolios may compare its performance to that of the S&P 500 Index, the Value Line Composite Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., or Variable Annuity Research Data Service or contained in publications such as Morningstar Publications, Inc., Chase Investment Performance Digest, Money Magazine, U.S. News & World Report, BusinessWeek, Financial Services Weekly, Kiplinger Personal Finances, CDA Investment Technology, Inc., Forbes Magazine, Fortune Magazine, Wall Street Journal, USA Today, Barrons, Strategic Insight, Donaghues, Investors Business Daily and Ibbotson Associates. As with other performance data, performance comparisons should not be considered indicative of the Portfolio’s relative performance for any future period.

The Global Allocation Portfolio may also compare its performance to the performance of a reference portfolio, an unmanaged weighted index comprised as follows: 36% Standard & Poor’s Index, 24% FTSE World Index (ex-U.S.) Equities, 24% Merrill Lynch Treasury Index GA05, and 16% Salomon Brothers World Government Bond Index (ex-U.S.). On occasion, the Portfolio may compare its performance to various indices, including the Financial Times/Standard & Poor’s-Actuaries World Index, the Dow Jones Industrial Average, the Standard Poor’s 500 Index or other market indices; or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Portfolio may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Portfolio may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Money Reserve Portfolio normally computes its annualized yield by determining the net change for a seven-day base period, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365 an then dividing by seven. Under this calculation, the yield does not reflect realized and unrealized gains and losses on portfolio securities. The Securities and Exchange Commission also permits the calculation of a standardized effective or compounded yield. This is computed by compounding the unannualized base period return by dividing the base period by seven, adding one to the quotient, raising the sum to the 365th power, and subtracting one from the result. This compounded yield calculation also excludes realized or unrealized gains or losses on portfolio securities.

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     Set forth below is average annual return information for the shares of each of the Portfolios. The average annual total return quotations may be of limited use for comparative purposes because they do not reflect charges imposed at the Account level which, if included, would decrease average annual total return.

AVERAGE ANNUAL TOTAL RETURN

Expressed as a Percentage Based on a Hypothetical $1,000 Investment
BALANCED CAPITAL STRATEGY PORTFOLIO:
One Year Ended December 31, 2002	-12.89%
Five Years Ended December 31, 2002	0.57%
Ten Years Ended December 31, 2002	6.20%

CORE BOND STRATEGY PORTFOLIO:
One Year Ended December 31, 2002	9.95%
Five Years Ended December 31, 2002	6.59%
Ten Years Ended December 31, 2002	7.12%

FUNDAMENTAL GROWTH STRATEGY PORTFOLIO:
One Year Ended December 31, 2002	-28.47%
Five Years Ended December 31, 2002	0.87%
Ten Years Ended December 31, 2002	8.61%

GLOBAL ALLOCATION STRATEGY PORTFOLIO:
One Year Ended December 31, 2002	-8.01%
Five Years Ended December 31, 2002	0.28%
Ten Years Ended December 31, 2002	5.65%

HIGH YIELD PORTFOLIO:
One Year Ended December 31, 2002	-3.47%
Five Years Ended December 31, 2002	-1.34%
Ten Years Ended December 31, 2002	4.67%

INTERMEDIATE GOVERNMENT BOND PORTFOLIO:
One Year Ended December 31, 2002	9.81%
Five Years Ended December 31, 2002	7.12%
Ten Years Ended December 31, 2002	7.04%

LARGE CAP CORE STRATEGY PORTFOLIO:
One Year Ended December 31, 2002	-18.74%
Five Years Ended December 31, 2002	0.06%
Ten Years Ended December 31, 2002	6.73%

MONEY RESERVE PORTFOLIO:
One Year Ended December 31, 2002	1.68%
Five Years Ended December 31, 2002	4.48%
Ten Years Ended December 31, 2002	4.61%

NATURAL RESOURCES PORTFOLIO:
One Year Ended December 31, 2002	2.38%
Five Years Ended December 31, 2002	7.16%
Ten Years Ended December 31, 2002	6.20%

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds

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or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

ADDITIONAL INFORMATION

Under a separate agreement, ML & Co. has granted the Fund the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co., under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

ORGANIZATION OF THE FUND

     The Fund was incorporated under the laws of the State of Maryland on September 4, 1980 as the Merrill Lynch Investment Series Fund, Inc. On January 16, 1981, the Fund changed its name to Merrill Lynch Series Fund, Inc. The authorized capital stock of the Fund consists of 4,000,000,000 shares of Common Stock, par value $0.10 per share. The shares of Common Stock are divided into nineteen classes, Money Reserve Portfolio Common Stock, Intermediate Government Bond Portfolio Common Stock, Core Bond Strategy Portfolio Common Stock, High Yield Portfolio Common Stock, Large Cap Core Strategy Portfolio Common Stock, Fundamental Growth Strategy Portfolio Common Stock, Balanced Capital Strategy Portfolio Common Stock, Natural Resources Portfolio Common Stock, Global Allocation Strategy Portfolio Common Stock, and ten classes of Common Stock that have been designated classes A, B, C, D, E, F, G, H, I and J, respectively. The Fund has no present plan to issue shares of classes A, B, C, D, E, F, G, H, I or J Common Stock. Each class of Common Stock consists of 100,000,000 shares, except for the Money Reserve Portfolio which has 2,000,000,000 authorized shares and the Balanced Capital Strategy Portfolio which has 300,000,000 authorized shares. All shares of Common Stock have equal voting rights, except that only shares of the respective Portfolios are entitled to vote on matters concerning only that Portfolio. Pursuant to the Investment Company Act and the rules and regulations thereunder, certain matters approved by a vote of all shareholders of the Fund may not be binding on a class whose shareholders have not approved such matter. Each issued and outstanding share of a class is entitled to one vote and to participate equally in dividends and distributions declared with respect to such class and in net assets of such class upon liquidation or dissolution remaining after satisfaction of outstanding liabilities. The shares of each class, when issued, will be fully paid and nonassessable, have no preference, pre-emptive, conversion, exchange or similar rights, and will be freely transferable. Holders of shares of any class are entitled to redeem their shares as set forth under “Redemption of Shares.” Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Fund voting for the election of directors can elect all of the directors of the Fund if they choose to do so and in such event the holders of the remaining shares would not be able to elect any directors. The Fund does not intend to hold meetings of shareholders unless under the Investment Company Act shareholders are required to act on any of the following matters: (i) election of directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of the selection of independent accountants.

    Monarch Life Insurance Company (“Monarch”) provided the initial capital for each of the Fund’s Portfolios and the Investment Adviser paid the initial organizational expenses of each Portfolio. The Investment Adviser was reimbursed by Monarch for all such expenses over a five-year period.

Additional Information

To the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of the shares of a Portfolio as of April 9, 2003.

Name of Portfolio	Name and Address of Shareholder	Percent
Balanced Capital Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	81.12%

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Name of Portfolio	Name and Address of Shareholder	Percent
Balanced Capital Strategy Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	8.55%
Balanced Capital Strategy Portfolio	MONARCH LIFE INSURANCE CO C/O MONARCH RESOURCES INC PO Box 9039 Springfield, MA 01102-9039	5.90%
Core Bond Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	62.09%
Core Bond Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	24.51%
Core Bond Strategy Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	6.99%
Core Bond Strategy Portfolio	MONARCH LIFE INSURANCE CO C/O MONARCH RESOURCES INC PO Box 9039 Springfield, MA 01102-9039	5.52%
Fundamental Growth Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	64.53%
Fundamental Growth Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	21.28%
Fundamental Growth Strategy Portfolio	MONARCH LIFE INSURANCE CO PO Box 9039 Springfield, MA 01102-9039	7.42%
Fundamental Growth Strategy Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	5.49%
Global Allocation Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	59.55%
Global Allocation Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	26.92%
Global Allocation Strategy Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	7.75%
High Yield Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	53.23%
High Yield Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	25.33%

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Name of Portfolio	Name and Address of Shareholder	Percent
High Yield Portfolio	MONARCH LIFE INSURANCE CO C/O MONARCH RESOURCES PO Box 9039 Springfield, MA 01102-9039	16.64%
Intermediate Government Bond Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	74.00%
Intermediate Government Bond Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	11.76%
Intermediate Government Bond Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	8.86%
Large Cap Core Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	66.47%
Large Cap Core Strategy Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	16.28%
Large Cap Core Strategy Portfolio	MONARCH LIFE INSURANCE CO PO Box 9039 Springfield, MA 01102-9039	8.33%
Large Cap Core Strategy Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	7.83%
Money Reserves Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	69.59%
Money Reserves Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor	14.60%
Money Reserves Portfolio	ML LIFE INSURANCE CO OF NY 2 World Financial Center, South Tower 5th FL New York, NY 10080	8.93%
Money Reserves Portfolio	MONARCH LIFE INSURANCE CO PO Box 9039 Springfield, MA 01102-9039	5.74%
Natural Resources Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	75.88%
Natural Resources Portfolio	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	13.68%

FINANCIAL STATEMENTS

The Fund’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

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Code #19058-0403